UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

On January 28, 2008, OccuLogix, Inc. (the “Company”) filed a Current Report on Form 8-K, disclosing that the Company was engaged in discussions with Asahi Kasei Kuraray Medical Co., Ltd. (“Asahi”) to terminate the 2006 Distribution Agreement, effective October 20, 2006, between Asahi Kasei Medical Co., Ltd. (now Asahi) and the Company (the “Distribution Agreement”).  The Company and Asahi have entered into an agreement to terminate substantially all of their obligations under the Distribution Agreement on and as of February 25, 2008 (the “Termination Agreement”).  Pursuant to the Termination Agreement, the Company and Asahi have agreed to a mutual release of claims relating to the Distribution Agreement, other than any claims relating to certain provisions of the Distribution Agreement which survived its termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: February 25, 2008	By:	/s/Suh Kim
Suh Kim General Counsel